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  [LUMENON LOGO]
      Innovative
       Lightwave
Technology, Inc.                                                           NEWS
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CONTACT:

Kirk Petersen
Director Marketing & Communications
514.832.5410                                              For Immediate Release
kirk.petersen@lumenon.com                                          FINAL



               LUMENON'S CONVERTIBLE NOTEHOLDERS SEEK TO END CCAA
                    PROTECTION PROVIDED TO LILT CANADA, INC.

MONTREAL, QUEBEC, January 30, 2003 -- Lumenon Innovative Lightwave Technology, Inc. (NASDAQ SC:LUMM), announced today that the holders of its convertible notes, Capital Ventures International and Castle Creek Technology Partners LLC, filed a motion in the Superior Court of Quebec requesting that the Court rescind and annul the Initial Order made by the Court on January 8, 2003. The repayment of the convertible notes is secured by a security interest in all of the present and future property rights and assets of Lumenon and its wholly-owned Canadian subsidiary, LILT Canada, Inc. ("LILT"). The Initial Order provides LILT with certain relief, including a stay of proceedings and protection from creditors under the Companies' Creditors Arrangement Act (CCAA). The Initial Order is set to expire pursuant to its original terms on February 7, 2003.

The noteholders' motion was reviewed by the Court on Tuesday, January 28, 2003. Following that review, the Court decided to postpone the hearing on the motion until Thursday, February 6, 2003, the day before the Initial Order is set to expire. LILT intends to file a petition with the Court seeking an extension of the Initial Order for an additional period of sixty (60) days to allow LILT more time to continue to explore various options related to the restructuring of its continuing operations and obligations.

Lumenon is currently in default under the convertible notes. As a result, if the Court grants the noteholders' motion, or denies LILT's request to extend the Initial Order, and the outstanding principal and all accrued interest under the convertible notes is not paid to the noteholders within five (5) trading days after receipt of a demand notice requiring such payment, the


8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6,
Tel: 514.331.3738, Fax: 514.331.1272 WWW.LUMENON.COM
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Noteholders File Motion to Set Aside CCAA                                     2
Protection
January 30, 2003


noteholders will have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware or of any jurisdiction in which the property, rights and assets of Lumenon or LILT are located, as well as any and all of the rights provided for under Quebec law, including the right to institute proceedings to take possession of such property, rights and assets. Until such time, LILT will continue to explore its options related to the restructuring of its continuing operations and obligations within the guidelines established by the Court for LILT and its creditors.

ABOUT LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.:
Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices, based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology, offer system manufacturers greater functionality in smaller packages and at lower cost than incumbent discrete technologies. Lumenon(TM) is a trademark of Lumenon Innovative Lightwave Technology, Inc.

For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at http://www.lumenon.com.

                                     # # #

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets, license our technologies to third parties or to cease operations; that we have a history of losses, we expect future losses and our future profitability is uncertain; that we are a development stage company with no experience in manufacturing and marketing our products; that the markets in which we compete are experiencing a challenging period and will for the foreseeable future continue to experience the effects of the market downturn; that the markets in which we compete are highly competitive and subject to rapid technological change; that we may not be able to compete successfully if we are unable to successfully develop new and evolving products; and other factors discussed in our most recent quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.



8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6,
Tel: 514.331.3738, Fax: 514.331.1272 WWW.LUMENON.COM

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Noteholders File Motion to Set Aside CCAA                                     3
Protection
January 30, 2003


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8851 Trans-Canada Highway, St. Laurent (Quebec) Canada, H4S 1Z6,
Tel: 514.331.3738, Fax: 514.331.1272 WWW.LUMENON.COM